EXHIBIT 99.2

                                      PROXY

                         ONEIDA VALLEY BANCSHARES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR
                       THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 17, 1998

     The undersigned hereby appoints Robert H. Fearon, Jr., John C. Mott, and David P. Kershaw, and each of them, as proxies, with full power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Oneida Valley Bancshares, Inc. (the "Company") to be held at the office of the Company at 160 Main Street, Oneida, New York, on the 17th of November, 1998 at 4:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock as designated on the reverse side, which the undersigned may be entitled to vote at such Meeting, and with all other powers which the undersigned would possess if personally present.

CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE

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     [X]  PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE.

     PROPOSAL I:    Approval and Adoption of the Agreement and Plan of
                    Reorganization dated July 10, 1998 among Oneida Valley
                    Bancshares, Inc., Cortland First Financial Corporation,
                    Oneida Valley National Bank and First National Bank of
                    Cortland, and the related Plan of Merger

                    FOR [_]   AGAINST [_]    ABSTAIN [_]

     PROPOSAL II:   Approval of Alliance Financial Corporation 1998 Long Term
                    Incentive Compensation Plan

                    FOR [_]   AGAINST [_]    ABSTAIN[_]


              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

              THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS I AND II, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

              PLEASE SIGN AND DATE BELOW, AND RETURN

              Signature(s) of Shareholder(s)________________ Date:_________,1998

              NOTE: Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.